Exhibit 4.9



This Warrant and the securities to be issued upon exercise hereof have been acquired for investment purposes and not with a view to or for resale in connection with the distribution hereof. This Warrant and the securities to be issued upon exercise hereof have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state and may not be offered, sold, transferred, pledged, hypothecated or otherwise disposed of except pursuant to (i) an effective registration statement under the Securities Act and any applicable state securities laws, (ii) to the extent applicable, Rule 144 under the Securities Act (or any similar rule under the Securities Act relating to the disposition of securities), (iii) the express provisions of Section 2.4 of this Warrant, or (iv) an opinion of counsel if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under the Securities Act and applicable state law is available.


                                                Dated:  September 25, 1995
                                                No:  A-1

                                     WARRANT

To Purchase up to an aggregate of 300,000 shares of Common Stock, $.01 par value, of

                             TEL-SAVE HOLDINGS, INC.

                           Expiring September 20, 2000

               THIS IS TO CERTIFY THAT, for value received, Gerard Klauer Mattison & Co., LLC, a New York limited liability company or its registered assigns (hereinafter referred to as the "Holder" or the "Underwriter") is entitled to purchase from Tel-Save Holdings, Inc., a Delaware corporation (the "Company"), at any time commencing September 20, 1996 (12 months from the Effective Date, as such term is defined in the Underwriting Agreement) until 5:30 P.M., New York time, on September 20, 2000 (60 months from the Effective
Date) (the "Exercise Term"), at the place where the Warrant Agency (as hereinafter defined) is located, at the Exercise Price (as hereinafter defined), up to an aggregate of 300,000 shares of the Company's common stock, $.O1 par value (the "Common Stock") shown above, subject to adjustment and upon the terms and conditions as hereinafter provided, and is also entitled to exercise the other appurtenant rights, powers and privileges hereinafter described.

               This Warrant is being issued in connection with the underwriting agreement (the "Underwriting Agreement") dated as of September 20, 1995 between the Underwriter and the Company, to underwrite the Company's proposed public offering of 3,000,000 shares of Common Stock and up to 450,000 shares of common stock, at the option of the underwriters named in the Underwriting Agreement to cover over-allotments, at a public offering price as set forth in the prospectus relating thereto (the "Public Offering").

               Certain terms used in this Warrant are defined in Article VI.


                                    ARTICLE I
                              EXERCISE OF WARRANTS

               1.1. Method of Exercise. To exercise this Warrant in whole or in part, the Holder shall deliver to the Company, at the Warrant Agency, (a) this Warrant, (b) a written notice, in substantially the form of the Subscription Notice attached hereto, of such Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased (in lots of not less than 100 shares), the denominations of the share certificate or certificates desired and the name or names in which such certificates are to be registered and (c) payment of the Exercise Price with respect to such shares. Such payment may be made, at the option of the Holder, by cash, money order, certified or bank cashier's check or wire transfer.

               The Company shall, as promptly as practicable and in any event within two Business Days thereafter, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the aggregate number of shares of Common Stock specified in said notice. The share certificate or certificates so delivered shall be in such denominations as may be specified in such notice or, if such notice shall not specify denominations, in denominations of 100 shares each, and shall be issued in the name of the Holder or such other name or names as shall be designated in such notice. Such certificate or certificates shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed for all purposes to have become holders of record of such shares, as of the date the afore-mentioned notice is received by the Company. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the certificate or certificates, deliver to the Holder a new Warrant evidencing the rights to purchase the remaining shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant which shall then be returned to the Holder. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of share certificates and new Warrants contemplated by Section 2.7 below, except that, if share certificates or new Warrants shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Holder at the time of delivering the aforementioned notice of exercise or promptly upon receipt of a Written request of the Company for payment.

               1.2. Shares To Be Fully Paid and Nonassessable; Reservation and Listing. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable and the Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock as shall be exercisable hereof. If the Common Stock of any class is then listed on any national securities exchange (as such term is used in the Exchange Act (as defined herein)) or quoted on Nasdaq, the Company shall cause the shares of Common Stock issuable upon exercise of this Warrant to be duly listed or quoted thereon, as the case may be.

               1.3. No Fractional Shares To Be Issued. The Company shall not be required to issue fractions of shares of Common Stock upon exercise of this Warrant. If any fraction of a share would, but for this Section, be issuable upon any exercise of this Warrant, in lieu of such fractional share the Company shall pay to the Holder or Holders, as the case may be, in cash, an amount equal to the same fraction of the current market price per share of outstanding Common Stock on the Business Day immediately prior to the date of such exercise.

               1.4. Share Legend. Each certificate for shares of Common Stock issued upon exercise of this Warrant, unless at the time of exercise such shares are registered under the Securities Act, shall bear the following legend:

               This security has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state and may not be offered, sold, transferred, pledged, hypothecated or otherwise disposed of except pursuant to (i) an effective registration statement under the Securities Act and any applicable state securities laws, (ii) to the extent applicable, Rule 144 under the Securities Act (or any similar rule under the Securities Act relating to the disposition of securities), or
               (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under the Securities Act and applicable state law is available.

               Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act) shall also bear such legend unless, in the opinion of counsel selected by the holder of such certificate and reasonably acceptable to the Company, the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act.

                                   ARTICLE II

                     WARRANT AGENCY; TRANSFER, EXCHANGE AND
                             REPLACEMENT OF WARRANTS

               2.1. Warrant Agency. Until such time, if any, as an independent agency shall be appointed by the Company to perform services with respect to the Warrants described herein (the "Warrant Agency"), the Company shall perform the obligations of the Warrant Agency provided herein at its principal office address or such other address in the United States as the Company shall specify by prior written notice to all Holders.

               2.2. Ownership of Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by any person other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Article II.

               2.3. Transfer of Warrant. The Company agrees to maintain at the Warrant Agency books for the registration of transfers of Warrants, and transfer of this Warrant and all rights hereunder shall be registered, in whole or in part, on such books, upon surrender of this Warrant at the Warrant Agency, together with a written assignment of this Warrant duly executed by the Holder wishing to transfer this Warrant or his duly authorized agent or attorney, and funds sufficient to pay any transfer taxes payable upon such transfer. Upon surrender the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in the end of assignment, and this Warrant shall promptly be canceled. Notwithstanding the foregoing, a Warrant may be exercised by a new holder without having a new Warrant issued.

               2.4. Restrictions on Transfer. The Holder of a Warrant, by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof, and that the Warrants may not be transferred, sold, assigned, hypothecated or otherwise disposed of, in whole or in part, except as provided in the legend on the first page hereof or to employees, officers, partners or other equity holders of the Underwriter or to any of the several Underwriters, as contemplated by the Underwriting Agreement, or members of the selling group and/or their respective employees, officers, partners or other equity holders.

               2.5. Division or Combination of Warrants. This Warrant may be divided (in lots exercisable for not less than 100 shares of Common Stock) or combined with other Warrants upon surrender hereof and of any Warrant or Warrants with which this Warrant is to be combined at the Warrant Agency, together with a written notice specify the names and denominations in which the new Warrant or Warrants are to be issued, signed by the holders hereof and thereof or their respective duly authorized agents or attorneys. Subject to compliance with Section 2.3 as to any transfer, which may be involved in the division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

               2.6. Loss, Theft, Destruction of Warrant Certificates. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

               2.7. Expenses of Delivery of Warrants. The Company shall pay all expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of Warrants and the shares of Common Stock underlying the Warrants hereunder.


                                   ARTICLE III

                        CERTAIN AGREEMENTS OF THE COMPANY

               3.1. Notice of Certain  Events.  In addition to the provisions of
Section 4.9 below, in case at any time the Company shall (a) declare any dividend on its Common Stock, whether payable in cash, stock or other property,
(b) offer to all the holders of its Common Stock any additional shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or (c) declare a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or propose a sale of all or substantially all of its property, assets and business as an entirety, then the Company shall give written notice to each Holder of the date on which the books of the Company shall close or a record shall be taken for such action. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such action. Such written notice shall be given at least 15 days prior to the relevant record date or the date fixed for determining stockholders entitled to participate therein, as the case may be. Notwithstanding the foregoing, in no event shall the failure by the Company to provide notice pursuant to this Section 3.1 limit in any way the Company's ability to effectuate any of the transactions referred to in (a), (b) or (c) hereof.

               3.2. Informational Requirements. The Company shall furnish the Holder with copies of all reports, proxy statements and similar materials that it furnishes to holders of its Common Stock. In addition, it shall furnish the Holder copies of all reports filed by it with the Securities and Exchange Commission (the "Commission").

                                   ARTICLE IV

                             ANTIDILUTION PROVISIONS

               4.1. Adjustments Generally. The Exercise Price and the number of shares of Common Stock (or other securities or property) issuable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events, as provided in this Article IV.

               4.2.  Common  Stock  Reorganizations  and  Distributions.  If the
Company shall (i) subdivide its outstanding shares of Common Stock into a greater number of shares or consolidate its outstanding shares of Common Stock into a smaller number of shares (any such event being called a "Common Stock Reorganization") or (ii) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock on its outstanding shares of Common Stock, other than pursuant to a Common Stock Reorganization (any such event being herein called a "Common Stock Distribution"), then (A) the Exercise Price shall be adjusted, effective immediately after the record date at which the holders of Common Stock are determined for purposes of such Common Stock Reorganization or Common Stock Distribution, to a price determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date before giving effect to such Common Stock Reorganization or Common Stock Distribution and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such Common Stock Reorganization or Common Stock Distribution, and (B) the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be adjusted, effective at such time, to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Common Stock Reorganization or Common Stock Distribution by a fraction, the numerator of which shall be the number of shares outstanding after giving effect to such Common Stock Reorganization or Common Stock Distribution and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such Common Stock Reorganization or Common Stock Distribution.

               4.3. Special Dividends. If the Company shall issue or distribute to any holders of Common Stock, evidences of indebtedness, any other securities of the Company or any cash, property or other assets, and if such issuance or distribution does not constitute (a) a cash dividend or distribution out of surplus or net profits legally available therefor, (b) a Common Stock Reorganization or (c) a Common Stock Distribution (any such nonexcluded event being herein called a "Special Dividend"), then (i) the Exercise Price shall be decreased, effective immediately after the record date at which the holders of Common Stock are determined for purposes of such Special Dividend, to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the Fair Market Value per share of outstanding Common Stock on such record date less the then Fair Market Value of the evidences of indebtedness, securities or property or other assets issued or distributed in such Special

Dividend with respect to one share of Common Stock, and the denominator of which shall be the Fair Market Value per share of Common Stock on such record date, and (ii) the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Special Dividend by a fraction, the numerator of which shall be the Exercise Price in effect immediately before such Special Dividend and the denominator of which shall be the Exercise Price in effect immediately after such Special Dividend.

               4.4. Capital Reorganization. If there shall be: (i) any consolidation or merger to which the Company is a party (other than a consolidation or a merger in which the Company is a continuing corporation and which does not result in any reclassification of, or change (other than a Common Stock Reorganization or a change in par value) in, outstanding shares of Common Stock) or (ii) any sale or conveyance of the property of the Company as an entirety or substantially as an entirety (any such event being called a "Capital Reorganization"), then, effective upon the effective date of such Capital Reorganization, the Holder shall have the right to purchase, upon exercise of this Warrant, the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have owned or have been entitled to receive after such Capital Reorganization if this Warrant had been exercised immediately prior to such Capital Reorganization. In such event, the provisions set forth herein with respect to the rights and interest of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter receivable upon the exercise of this Warrant. The above provisions of this
Section 4.5 shall apply to successive consolidations, mergers, sales and conveyances.

               4.5. Certain Other Events. If any event occurs as to which the foregoing provisions of this Article IV are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Company, fairly protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions or would violate applicable law, then such Board shall make such adjustments in the application of such provisions in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board to protect such purchase rights as aforesaid.

               4.6.  Adjustment  Rules.  (a) Any  adjustments  pursuant  to this
Article IV shall be made successively whenever an event referred to herein shall occur.

               (b) No adjustment shall be made pursuant to this Article IV in respect of the issuance from time to time of Common Stock upon the exercise of Warrants.

               (c) If the Company shall set a record date to determine the holders of Common Stock for purposes of a Common Stock Reorganization, Common Stock Distribution, Special Dividend or Capital Reorganization and shall legally abandon such action prior to effecting such action, then no adjustment shall be made pursuant to this Article IV in respect of such action.

               (d) No adjustment shall be made under this Article IV with respect to the issuance or exercise of any employee or director stock options of the Company pursuant to any plan adopted by the stockholders of the Company.

               (e) The number shares of Common Stock issuable upon exercise of this Warrant may be increased as provided herein.

               4.7. Proceeding Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Article IV, the Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock which the holders of Warrants are entitled to receive upon exercise thereof.

               4.8. Notice of Adjustment. Not less than 15 business days prior to the record date of any action which requires or might require an adjustment or readjustment pursuant to this Article IV, the Company shall give notice to the Holder of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and the computation thereof. If the required adjustment is not determinable at the time of such notice, the Company shall give notice to the Holder of such adjustment and computation promptly after such adjustment becomes determinable.


                                    ARTICLE V

                               REGISTRATION RIGHTS

               5.1. Incidental Registration. If the Company at any time during the Exercise Term and for a period of eighteen months thereafter proposes to register any of its Common Stock, or securities convertible into Common Stock, under the Securities Act for sale to the public, whether for its own account or for the account of other securityholders or both (except with respect to registration statements on Forms S-4, S-8 or such other for which is not available for registering Common Stock for sale to the public), each such time it will give written notice to the Holder of Registrable Securities of its intention so to do. Upon the written request of the Holder of Registrable Securities, received by the Company within 30 days after the giving of any such notice by the Company, to register any of its Registrable Securities (which request shall state the intended method of disposition thereof), the Company will use its best efforts to cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the Holder

(in accordance with its written request) of such Registrable Securities so registered. Alternatively, the Company may include such Registrable Securities in a separate registration statement to be filed concurrently with the registration statement for the securities to be filed by the Company. In the event that any registration pursuant to this Section 5.1 shall be, in whole or in part, an underwritten public offering of Registrable Securities, the number of Registrable Securities to be included in such an underwriting may be reduced (pro rata among the requesting Holders, and any other persons who may have incidental registration rights, based upon the number of securities owned by such Holders which have incidental registration rights) if and to the extent that the managing underwriter advises the Company in writing that in its opinion such inclusion would materially adversely affect the marketing of the securities to be sold by the Corporation therein.

               5.2. Registration Procedures. If and whenever the Company is required by the provisions of Section 5.1 to use its best efforts to effect the registration of any Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

               (a) prepare and file with the Commission a registration statement (which shall be filed as soon as practical after receipt of requisite requests from Holders of Registrable Securities for registration, but not more than 60 days) with respect to the Registrable Securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

               (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the Holders' intended method of disposition set forth in such registration statement for such period;

               (c) furnish to each seller of Registrable Securities and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such registration statement;

               (d) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such securities or blue sky laws of such jurisdictions as each seller shall request, and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable such seller to consummate the public sale or other disposition in such jurisdictions of the securities to be sold by such seller, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not qualified or to file any general consent to service of process;

               (e) use its best efforts to list the Registrable Securities covered by such registration statement with any securities exchange or automated quotation system on which the Registrable Securities of the Company is then listed;

               (f) immediately notify each seller of Registrable Securities and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

               (g) enter into such agreements (including an underwriting agreement, if applicable) and take all such other actions in connection therewith in order to expedite and facilitate the disposition of the Registrable Securities to be registered;

               (h) whether or not the offering is underwritten and at the request of Any seller of Registrable Securities, furnish: (1) such representations and warranties to such seller and the underwriters, if any, as are customary in primary underwritten offerings, (ii) an opinion of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to such seller of Registrable Securities in form and substance as is customarily given to underwriters in an underwritten public offering and to such other effects as reasonably may be requested by counsel for the underwriters or by such seller of Registrable Securities or its counsel and
(iii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters, if any, and to such seller of Registrable Securities, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request;

               (i) make available upon reasonable notice for inspection by each seller of Registrable Securities, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller of Registrable Securities or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; and

               (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, but not later than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such registration statement, which earnings statements shall satisfy the provisions of Section II(a) of the Securities Act.

               For purposes of paragraphs (a) and (b) above, the period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby and 120 days after the effective date thereof.

               In connection with each registration hereunder the sellers of Registrable Securities will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary and shall be requested by the Company in order to comply with federal and applicable state securities laws.

               In connection with each registration pursuant to Section 5.1 covering an underwritten public offering, the Company and each seller of Registrable Securities agree to enter into a written agreement with the managing underwriter (unless the Holder is the managing underwriter) in such form and containing, such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

               5.3. Expenses. All expenses incurred by the Company in complying with Sections 5.1 and 5.2, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and reasonable fees and disbursements of one counsel for the sellers of Registrable Securities, but excluding any Selling Expenses, are herein referred to as "Registration Expenses." "Selling Expenses" as used herein mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

               The Company will pay all Registration Expenses in connection with each registration statement under Section 5.1. All Selling Expenses in connection with each registration statement under Sections 5.1 shall be done by the participating sellers of Registrable Securities in proportion to the number of shares sold by each, or by such participating sellers of Registrable Securities other than the Company (except to the extent the Company shall be a seller of Common Stock) as they may agree.

               5.4. Benefits Clause. If the Company grants incidental registration rights to any person or entity on terms which Holder reasonably considers preferential to the terms herein contained, then the Holder shall be entitled to exercise the registration rights provided herein with such preferential terms.

               5.5. Indemnification and Contribution. (a) In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Article V, the Company will indemnify and hold harmless, to the fullest extent permitted by law, each Holder selling Registrable Securities hereunder, each underwriter of such Common Stock thereunder and each other person, if any, who controls such selling Holder of Registrable Securities or underwriter within the meaning of the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the Securities Act pursuant to Article V, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will pay or reimburse each such selling Holder, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company (i) will not be liable in any case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such selling Holder, any such underwriter or any such controlling person, as the case may be, in writing specifically for use in such registration statement, prospectus, amendment or supplement and (ii) will not be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, such consent not to be unreasonably withheld or delayed.

               (b) In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Article V, each Holder selling Registrable Securities thereunder, severally and not jointly will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, but only insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, made in reliance upon and in conformity with information pertaining to such selling Holder, as such, furnished in writing to the Company by such selling Holder specifically for use in such registration statement under which such selling Holder specifically for use in such registration statement under which such Registrable Securities was registered under the Securities Act pursuant to this Article V, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, and will pay or reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the liability of each selling Holder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expenses which is equal to the proportion that the public offering price of the shares of Registrable Securities sold by such selling Holder under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the net proceeds received by such selling Holder from the sale of Registrable Securities covered by such registration statement and (ii) no selling Holder shall be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such selling Holder, such consent not to be unreasonably withheld or delayed.

               (c) Promptly after receipt by an indemnified party hereunder of written notice of any claim or the commencement of any action or proceeding, such indemnified party shall, if any claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party, except to the extent the indemnifying party is materially prejudiced by such omission. In case any such action shall be brought against any indemnified party and the indemnified party shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party shall not be liable to such indemnified party under this paragraph (c) for any legal or other professional expenses subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party, in the defense of any such claim or litigation against an indemnified party, shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation, unless such indemnified party shall otherwise consent in writing. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless any indemnified party reasonably concludes that there may be legal defenses available to such indemnified party with respect to such claim which are different from or additional to those available to any other of such indemnified parties or that a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

               (d) In order to provide for just and equitable contribution in any case in which either (i) any Holder exercising registration rights under this Article V, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 5.5, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and following the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 5.5 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such Holder or any such controlling person in circumstances for which indemnification is proved under this Section 5.5, then, and in each such case, the Company and such Holder shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect both the relative benefit received by such Holder and the relative fault of the company and such Holder; provided, however, that, in any such case, (A) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation. For purposes of the preceding sentence, the relative benefit received by the Holder of Registrable Securities shall be deemed to be in the same proportion as the public offering price of tis Registrable Securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement; and the relative fault of the Company and such Holder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission of a material fact relates to information supplied by the Company or by the Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               5.6. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the shares of Common Stock underlying the Warrants to the public without registration, the Company agrees to (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act; and (b) use all reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

                                   ARTICLE VI

                                   DEFINITIONS

               The following terms, as used in this Warrant, have the following respective meanings:

               "Business Days" means each day in which banking institutions in New York are not required or authorized by law or executive order to close.


               "Capital  Reorganization"  shall  have the  meaning  set forth in
Section 4.4.

               "Company" shall have the meaning set forth in the first paragraph of this Warrant.

               "Common Stock" shall have the meaning set forth in the first paragraph of this Warrant.

               "Common Stock  Distribution"  shall have the meaning set forth in
Section 4.2.

               "Common Stock Reorganization" shall have the meaning set forth in
Section 4.2.

               "Exercise Price" shall mean $17.1875 per share of Common Stock (125% of the public offering price), subject to adjustment pursuant to Article IV.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor Federal statute, and the rules and regulations of the Commission (or its successor) thereunder, all as the same shall be in effect at the time.

               "Fair Market Value" means the fair market value of the business, property or assets in question as determined in good faith by the Board of Directors of the Company; provided that with respect to Common Stock, Fair Market Value means the average of the daily closing prices for the Common Stock on the thirty (30) consecutive trading days before the day in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way, in either case on Nasdaq, or if the Common Stock is not listed or admitted to trading on Nasdaq, on the principal securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any securities exchange, the closing sale price of the Common Stock, or in case no reported sale takes place, the average of the closing bid and asked prices, on any interdealer quotation system or any comparable system, or if the Common Stock is not so quoted, the parties hereto agree for the purposes of this

Warrant that the current market price shall be as determined in good faith by the Board of Directors.

               "Holder" shall have the meaning set forth in the first paragraph of this Warrant.

               "Majority", when used in reference to the holders of Warrants and/or shares of Common Stock underlying the Warrants, shall mean in excess of fifty percent (50%) of the then outstanding Warrants (assuming full exercise for purposes of calculation) or shares of Common Stock underlying the Warrants on the date hereof that are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees on in conjunction therewith.

               "Nasdaq" means The Nasdaq Stock Market.

               "Registrable Securities" means the 300,000 shares of Common Stock issuable to the Holder upon exercise of the Warrants. For the purposes of this Warrant, such securities will cease to be Registrable Securities when (i) a registration statement covering such securities has been declared effective and such securities have been disposed of pursuant to such effective registration statement, (ii) such securities have been distributed to the public pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act, or
(iii) such securities have been otherwise transferred and the Company has delivered new certificates or other evidences of ownership for them not subject to any legal or other restriction on transfer.

               "Securities Act" means the Securities Act of 1933, as amended, and any successor Federal statute, and the rules and regulations of the Securities and Exchange Commission (or its successor) thereunder, all as the same shall be in effect from time to time.

               "Special  Dividend"  shall have the  meaning set forth in Section
4.3.

               "Underwriting" shall have the meaning set forth in the second paragraph of this Warrant.

               "Warrantholder" means a holder of a Warrant.

               "Warrant Agency" shall have the meaning set forth in Section 2.1.

                                   ARTICLE VII

                                  MISCELLANEOUS

               7.1. Notices. Any notice or other communication to be given hereunder shall be in writing and shall be delivered by recognized courier, telecopy or certified mail, return receipt requested, and shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered or telecopied to such party at its address set forth below (or at such other address as such party shall specify to the other parties hereto in writing), or, if sent by certified mail, on the third business day after the day on which mailed addressed to such party at such addresses.

               In the case of a Holder, such notices and communications shall be addressed to his or her address as shown on the books maintained by the Warrant Agency, unless the Holder shall notify the Company and the Warrant Agency that notices and communications should be sent to a different address, in which case such notices and communications shall be sent to the address specified by the Holder, with a copy to Dewey Ballantine, 1301 Avenue of the Americas, New York, NY 10019, Attention: Douglas L. Getter, Esq. In the case of the Company, such notices and communications shall be addressed as follows (until notice of a change is given as provided herein): Tel-Save Holdings, Inc., 22 Village Square, New Hope, PA 18938, Attention: Daniel M. Borislow, Chairman and Chief Executive Officer, Fax No. (215) 862-1083, Telephone: (215) 862-1503, with a copy to:
Blank, Rome, Comisky & McCauley, Four Penn Center Plaza, Philadelphia, Pennsylvania 19103, Fax No. (215) 569-5555, Telephone: (215) 569-5500,
Attention: Frederick D. Lipman, Esquire.

               7.2. Waivers; Amendments. No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other night or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which the Holder would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and a Majority of Holders (including any permitted Transferee holding a Warrant); provided, however, that no such amendment, modification or waiver shall, without the written consent of the Holder, (a) change the number of shares of Common Stock subject to purchase upon exercise of this Warrant, the Exercise Price or provisions for payment thereof or (b) amend, modify or waive the provisions of this Section or Articles III, IV or V with respect to the Holder.

               Any such amendment,  modification or waiver effected  pursuant to this Section shall be binding upon the Holder, upon each future holder of the Warrants and shares of Common Stock underlying the Warrants issuable hereunder and upon the Company. In the event of any such amendment, modification or waiver the Company shall give prompt notice thereof to all Warrantholders and, if
appropriate,   notation  thereof
shall be made on all Warrants thereafter surrendered for registration of transfer or exchange.

               No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

               7.3. Governing Law. This Warrant shall be construed in accordance with and governed by the laws of the State of New York without regard to choice of law doctrine.

               7.4. Survival of Agreements. All covenants and agreements made by the Company herein shall be considered to have been relied upon by the Holder and shall survive the issuance and delivery of the Warrant, and shall continue in full force and effect so long as this Warrant is outstanding.

               7.5. Covenants To Bind Successor and Assigns. All covenants, stipulations, promises and agreements in this Warrant contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

               7.6. Severability. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

               7.7. Section Headings. The section headings used herein are for convenience of reference only, are not part of this Warrant and are not to affect the construction of or be taken into consideration in interpreting this Warrant.

               7.8. No Rights as Stockholder. This Warrant shall not entitle any Holder to any rights as a stockholder of the Company and no dividends shall be payable or accrue in respect of this Warrant or the interest represented hereby or the shares of Common Stock underlying the Warrants exercisable hereunder unless and until and only to the extent this Warrant shall be exercised.

               7.9. No Requirement to Exercise. Nothing contained in this Warrant shall be construed as requiring the Holder to exercise this Warrant.

               IN WITNESS WHEREOF, Tel-Save Holdings, Inc. has caused this Warrant to be executed in its corporate name by one of its officers thereunto duly authorized.

                                                Tel-Save Holdings, Inc.




                                                 By:/s/ Daniel M. Borislow
                                                    ____________________________
                                                    Daniel M. Borislow
                                                    Chairman and Chief Executive
                                                    Officer

                               SUBSCRIPTION NOTICE

                    (To be executed upon exercise of Warrant)


To TEL-SAVE HOLDINGS, INC.

               The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to purchase thereunder, shares of Common Stock, as provided for therein, and tenders herewith payment of the Exercise Price in full in the form of certified or bank cashier's check or wire transfer.

               Please issue a certificate or certificates for such shares of Common Stock in the following name or names and denominations:








               If said number of shares shall not be all the shares issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares less any fraction of a share paid in cash.


Dated:




                                          --------------------------------------
                                          NOTE:  The  above   signature   should
                                                 correspond   exactly  with  the
                                                 name   on  the   face   of  the
                                                 attached  Warrant  or with  the
                                                 name of the assignee  appearing
                                                 in the assignment form below.